Exhibit A-2

Authorization

Officer’s Certificate

The undersigned, being a duly appointed officer of Amerivest Investment Management, LLC (“Amerivest”), does hereby certify that this Application is signed by John Bell, President of Amerivest, pursuant to the general authority vested in such person under such person’s appointment as an officer of Amerivest.

IN WITNESS WHEREOF, I have set my hand this 10th day of December, 2009.

AMERIVEST INVESTMENT MANAGEMENT, LLC

By:	/s/ Gilbert Ott
Name:	Gilbert Ott
Title:	Secretary